CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Shareholder Reports" in the Prospectus and to the inclusion in this Registration Statement
(Form N-14) (No. 33-70958) of Alpha Select Funds of our report dated November 8, 1999, included in the 1999 annual report to the shareholders of the TIP Funds - Target Select Equity Fund.


/s/ Ernst & Young

Philadelphia, Pennsylvania
August 15, 2000